EXECUTION COPY









                         AGREEMENT AND PLAN OF MERGER

                                     AMONG

                               ROBERT L. JOHNSON,

                           LIBERTY MEDIA CORPORATION,

                          BTV ACQUISITION CORPORATION

                                      AND

                               BET HOLDINGS, INC.


                               TABLE OF CONTENTS

                                                                        Page


                                   ARTICLE I


                                  THE MERGER


SECTION 1.01.  The Merger . . . . . . . . . . . . . . . . . . . . . . . . 1
SECTION 1.02.  Effective Time . . . . . . . . . . . . . . . . . . . . . . 1
SECTION 1.03.  Closing  . . . . . . . . . . . . . . . . . . . . . . . . . 1
SECTION 1.04.  Effects of the Merger  . . . . . . . . . . . . . . . . . . 2
SECTION 1.05.  Certificate of Incorporation . . . . . . . . . . . . . . . 2
SECTION 1.06.  Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . 2
SECTION 1.07.  Directors and Officers . . . . . . . . . . . . . . . . . . 2


                                  ARTICLE II


              CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES


SECTION 2.01.  Conversion of Securities . . . . . . . . . . . . . . . . . 2
SECTION 2.02.  Exchange of Certificates and Cash  . . . . . . . . . . . . 3
SECTION 2.03.  Stock Transfer Books . . . . . . . . . . . . . . . . . . . 5
SECTION 2.04.  Stock Options; Payment Rights  . . . . . . . . . . . . . . 5
SECTION 2.05.  Dissenting Shares  . . . . . . . . . . . . . . . . . . . . 6


                                  ARTICLE III


                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


SECTION 3.01.  Organization and Qualifications; Subsidiaries  . . . . . . 6
SECTION 3.02.  Certificate of Incorporation and Bylaws  . . . . . . . . . 7
SECTION 3.03.  Capitalization . . . . . . . . . . . . . . . . . . . . . . 7
SECTION 3.04.  Authority Relative to This Agreement . . . . . . . . . . . 8
SECTION 3.05.  No Conflict; Required Filings and Consents . . . . . . . . 8
SECTION 3.06.  Compliance; Permits  . . . . . . . . . . . . . . . . . . . 9
SECTION 3.07.  SEC Filings; Financial Statements  . . . . . . . . . . .  10
SECTION 3.08.  Absence of Certain Changes and Events  . . . . . . . . .  11
SECTION 3.09.  Employee Benefit Plans . . . . . . . . . . . . . . . . .  11
SECTION 3.10.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 3.11.  Absence of Litigation  . . . . . . . . . . . . . . . . .  12
SECTION 3.12.  Franchises, Intellectual Property, Etc.  . . . . . . . .  12
SECTION 3.13.  FCC and Copyright Matters. . . . . . . . . . . . . . . .  12
SECTION 3.14.  Opinion of Financial Advisor . . . . . . . . . . . . . .  13
SECTION 3.15.  Board Approval . . . . . . . . . . . . . . . . . . . . .  13
SECTION 3.16.  Brokers  . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 3.17.  No Actual Knowledge  . . . . . . . . . . . . . . . . . .  13


                                  ARTICLE IV


         REPRESENTATIONS AND WARRANTIES OF JOHNSON, LIBERTY AND BUYER


SECTION 4.01.  Authority Relative to This Agreement . . . . . . . . . .  14
SECTION 4.02.  No Conflict; Required Filings and Consents . . . . . . .  14
SECTION 4.03.  Organization and Qualification . . . . . . . . . . . . .  15
SECTION 4.04.  Certificate of Incorporation and Bylaws  . . . . . . . .  15
SECTION 4.05.  Authority Relative to This Agreement . . . . . . . . . .  15
SECTION 4.06.  No Conflict; Required Filings and Consents . . . . . . .  15
SECTION 4.07.  Organization and Qualification.  . . . . . . . . . . . .  16
SECTION 4.08.  Certificate of Incorporation and Bylaws  . . . . . . . .  16
SECTION 4.09.  Authority Relative to This Agreement . . . . . . . . . .  17
SECTION 4.10.  No Conflict; Required Filings and Consents . . . . . . .  17
SECTION 4.11.  Brokers  . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 4.12.  Financing  . . . . . . . . . . . . . . . . . . . . . . .  18

                                   ARTICLE V


                   CONDUCT OF BUSINESS PENDING THE MERGER


SECTION 5.01.  Conduct of Business by the Company Pending the Merger  .  18


                                  ARTICLE VI


                             ADDITIONAL COVENANTS


SECTION 6.01.  Access to Information; Confidentiality . . . . . . . . .  20
SECTION 6.02.  Proxy Statement; Schedule 13E-3  . . . . . . . . . . . .  21
SECTION 6.03.  Action by Stockholders . . . . . . . . . . . . . . . . .  21
SECTION 6.04.  No Solicitation  . . . . . . . . . . . . . . . . . . . .  22
SECTION 6.05.  Directors' and Officers' Indemnification . . . . . . . .  23
SECTION 6.06.  Notification of Certain Matters  . . . . . . . . . . . .  24
SECTION 6.07.  Further Action; Best Efforts . . . . . . . . . . . . . .  24
SECTION 6.08.  Public Announcements.  . . . . . . . . . . . . . . . . .  25
SECTION 6.09.  Conveyance Taxes . . . . . . . . . . . . . . . . . . . .  25


                                  ARTICLE VII


                              CLOSING CONDITIONS


SECTION 7.01.  Conditions to Obligations of Each Party to
               Effect the Merger. . . . . . . . . . . . . . . . . . . .  25
SECTION 7.02.  Additional Conditions to Obligations of Buyer  . . . . .  26
SECTION 7.03.  Additional Conditions to Obligations of the Company  . .  27


                                 ARTICLE VIII


                       TERMINATION, AMENDMENT AND WAIVER


SECTION 8.01.  Termination  . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 8.02.  Effect of Termination  . . . . . . . . . . . . . . . . .  29
SECTION 8.03.  Amendment  . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 8.04.  Waiver . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 8.05.  Fees, Expenses and Other Payments  . . . . . . . . . . .  29


                                  ARTICLE IX


                              GENERAL PROVISIONS


SECTION 9.01.  Effectiveness of Representations, Warranties
               and Agreement. . . . . . . . . . . . . . . . . . . . . .  30
SECTION 9.02.  Notices  . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 9.03.  Certain Definitions  . . . . . . . . . . . . . . . . . .  32
SECTION 9.04.  Headings . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 9.05.  Severability . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 9.06.  Entire Agreement . . . . . . . . . . . . . . . . . . . .  32
SECTION 9.07.  Assignment . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 9.08.  Parties in Interest  . . . . . . . . . . . . . . . . . .  33
SECTION 9.09.  Governing Law  . . . . . . . . . . . . . . . . . . . . .  33
SECTION 9.11.  Enforcement of this Agreement  . . . . . . . . . . . . .  33
SECTION 9.12.  Counterparts . . . . . . . . . . . . . . . . . . . . . .  33


EXHIBIT A      Certificate of Incorporation of BTV Acquisition Corporation
EXHIBIT B      Bylaws of BTV Acquisition Corporation


                            INDEX OF DEFINED TERMS

Defined Term                            Page

Agreement                               1
Alternative Transaction                 22
Benefit Plans                           11
Buyer                                   1
Buyer Material Adverse Effect           16
Buyer Representatives                   20
Certificates                            3
Class A Stock                           2
Class B Stock                           3
Class C Stock                           3
Closing                                 2
Closing Date                            2
Code                                    4
Common Stock                            5
Communications Act                      13
Company                                 1
Company Charter                         8
Company Disclosure Schedule             7
Company Material Adverse Effect         6
Company Option Plan                     7
Company Permits                         10
Company SEC Reports                     10
Company Stockholder Approval            8
Company Stockholders' Meeting           22
Company Subsidiary                      6
Confidentiality Agreement               21
Copyright Act                           13
DGCL                                    1
Dissenting Shares                       6
Effective Time                          1
ERISA                                   11
ESPP                                    7
Exchange Act                            9
Exchange Agent                          3
Exchange Agent Agreement                3
Exchange Fund                           3
Expenses                                29
Fair Market Value                       23
FCC                                     9
Financing                               26
Governmental Entity                     9
HSR Act                                 9
Indemnified Parties                     23
IRS                                     11
Johnson                                 1
Liberty                                 1
Liberty Group                           24
Liberty Material Adverse Effect         15
Merger                                  1
Merger Consideration                    2
Options                                 7
Preferred Stock                         7
Premium Amount                          23
Proxy Statement                         21
Rights                                  7
Schedule 13E-3                          21
Section 203                             8
Securities Act                          10
Special Committee                       13
Surviving Certificate                   2
Surviving Corporation                   1
taxes                                   12
TCI                                     24
Transmittal Documents                   3


                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of March 15, 1998 (the "Agreement"), among ROBERT L. JOHNSON ("Johnson"), LIBERTY MEDIA
CORPORATION, a Delaware corporation ("Liberty"), BTV ACQUISITION
CORPORATION., a Delaware corporation ("Buyer"), and BET HOLDINGS, INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Buyer will merge with and into the Company (the "Merger");

     WHEREAS, the Board of Directors of the Company, based on the recommendation of the Special Committee (as defined below), has determined that the Merger is fair to, and in the best interests of, the Company and its stockholders (other than Johnson, Liberty and their respective affiliates) and has approved this Agreement and has approved the Merger and the other transactions contemplated hereby and has recommended adoption of this Agreement by the stockholders of the Company.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:


                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined below), Buyer shall be merged with and into the Company. Following the Merger, the separate existence of Buyer shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

     SECTION 1.02. Effective Time. At the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware and by making any related filings required under the DGCL in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is agreed to by the parties hereto and as is specified in the certificate of merger (the "Effective Time").

     SECTION 1.03. Closing. Unless this Agreement shall have been terminated pursuant to Section 8.01 and subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place as promptly as practicable (and in any event, within ten business days) after satisfaction or waiver of the conditions set forth in Article VII, at the offices of the Company, unless another date, time or place is agreed to in writing by the parties hereto (such date, the "Closing Date").

     SECTION 1.04. Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in the DGCL (including, without limitation, Sections 259, 260 and 261 thereof). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Buyer shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Buyer shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.05. Certificate of Incorporation. The certificate of incorporation of the Company shall be amended in the Merger to read in its entirety as set forth in Exhibit A hereto, and as so amended shall be the certificate of incorporation of the Surviving Corporation (the "Surviving Certificate") until thereafter amended in accordance with the DGCL.

     SECTION 1.06. Bylaws. The bylaws of the Company shall be amended in the Merger to read in its entirety as set forth in Exhibit B hereto, and as so amended shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the Surviving Certificate and the DGCL.

     SECTION 1.07. Directors and Officers. From and after the Effective Time, (a) until their respective successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Buyer at the Effective Time shall be the directors of the Surviving Corporation and
(b) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.


                                  ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 2.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, the Company or the holders of any of the following securities:

     (a) Each share of the Class A Common Stock, par value $.02 per share (the "Class A Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Class A Stock to be canceled pursuant to Section 2.01(b) and any Dissenting Shares (as defined below)) shall be converted into the right to receive $63.00 in cash, without interest (the "Merger Consideration"). At the Effective Time, each share of Class A Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such share (other than shares to be canceled pursuant to Section 2.01(b) and any Dissenting Shares) shall thereafter represent only the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 2.02, an amount in cash per share equal to the Merger Consideration. The holders of such certificates previously evidencing such shares of Class A Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Class A Stock except as otherwise provided herein or by law.

     (b) Each share of capital stock of the Company (i) held in the treasury of the Company or by any wholly owned subsidiary of the Company or
(ii) owned by Buyer, Johnson, Liberty or any of their respective subsidiaries (including any shares of Class A Stock, Class B Common Stock, par value $.02 per share (the "Class B Stock"), or Class C Common Stock, par value $.02 per share (the "Class C Stock"), owned by any such persons) shall automatically be canceled, retired and cease to exist without any conversion thereof and no payment shall be made with respect thereto.

     (c) Each share of common stock of Buyer outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     SECTION 2.02. Exchange of Certificates and Cash. (a) Exchange Agent. On or before the Closing Date, Buyer shall enter into an agreement (the "Exchange Agent Agreement") with a bank or trust company selected by Buyer and reasonably acceptable to the Company (the "Exchange Agent"), authorizing such Exchange Agent to act as Exchange Agent in connection with the Merger. Prior to the Effective Time, Buyer shall deposit or shall cause to be deposited with or for the account of the Exchange Agent, for the benefit of the holders of shares of Class A Stock (other than Dissenting Shares and shares to be canceled pursuant to Section 2.01(b)), an amount in cash equal to the Merger Consideration payable pursuant to
Section 2.01(a) (such cash funds are hereafter referred to as the "Exchange Fund").

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Buyer will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Class A Stock (other than Dissenting Shares and shares to be canceled pursuant to Section 2.01(b)) (the "Certificates"), (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Buyer may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Buyer, together with a letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions (collectively, the "Transmittal Documents"), the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Class A Stock formerly represented by such Certificate, without any interest thereon, less any required withholding of taxes, and the Certificate so surrendered shall thereupon be canceled. In the event of a transfer of ownership of shares of Class A Stock which is not registered in the transfer records of the Company, the Merger Consideration may be issued and paid in accordance with this Article II to the transferee of such shares if the Certificate evidencing such shares of Class A Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer, evidence that any applicable stock transfer taxes have been paid and the related Transmittal Documents. The Merger Consideration will be delivered by the Exchange Agent as promptly as practicable following surrender of a Certificate and the related Transmittal Documents. Cash payments may be made by check unless otherwise required by a depositary institution in connection with the book-entry delivery of securities. No interest will be payable on such Merger Consideration regardless of any delay in making payments. Until surrendered in accordance with this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive, upon such surrender, the Merger Consideration for each share of Class A Stock formerly represented by such Certificate. The Exchange Fund shall not be used for any purpose other than as set forth in this Article
II. Any interest, dividends or other income earned on the investment of cash held in the Exchange Fund shall be for the account of the Surviving Corporation.

     (c) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) which remains undistributed to the holders of Class A Stock for six months after the Efective Time shall be delivered to the Surviving Corporation, upon demand. Any holders of Class A Stock who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration.

     (d) No Liability. None of Buyer, Johnson, Liberty, the Surviving Corporation or the Company shall be liable to any holder of shares of Class A Stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If Certificates are not surrendered prior to the date that is two years after the Effective Time, unclaimed funds payable with respect to such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     (e) Withholding Rights. Buyer and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Class A Stock such amounts as Buyer or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Buyer or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Class A Stock in respect of which such deduction and withholding was made by Buyer or the Exchange Agent.

     (f) Lost, Stolen or Destroyed Certificates. In the event any Certificates evidencing shares of Class A Stock shall have been lost, stolen or destroyed, the holder of such lost, stolen or destroyed Certificate(s) shall execute an affidavit of that fact upon request. The holder of any such lost, stolen or destroyed Certificate(s) shall also deliver a reasonable indemnity against any claim that may be made against Buyer or the Exchange Agent with respect to the Certificate(s) alleged to have been lost, stolen or destroyed. The affidavit and any indemnity which may be required hereunder shall be delivered to the Exchange Agent, who shall be responsible for making payment for such lost, stolen or destroyed Certificates(s) pursuant to the terms hereof.

     SECTION 2.03. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of shares of Class A Stock, Class B Stock or Class C Stock (collectively, the "Common Stock") thereafter on the records of the Company. Any Certificates presented to the Exchange Agent or the Surviving Corporation for any reason at or after the Effective Time shall be exchanged for the Merger Consideration pursuant to the terms hereof.

     SECTION 2.04. Stock Options; Payment Rights. (a) Each Option (as defined below) (other than any Options held by Johnson or by Liberty or any of its subsidiaries) which is outstanding immediately prior to the Effective Time, whether or not then exercisable, shall be canceled and the Company Option Plan (as defined below) shall be assumed by the Surviving Corporation, in each case at and as of the Effective Time, and each holder of such canceled Options shall be paid by the Surviving Corporation as soon as practicable, but in any event within five days after the Effective Time, for each such Option, an amount determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price per share of such Option by (ii) the number of shares issuable upon exercise of such Option, subject to any required withholding of taxes.

     (b) At the Effective Time, all Options held by Johnson shall automatically become options to acquire an equal number of shares of common stock of the Surviving Corporation at an aggregate exercise price equal to the aggregate exercise price of the Options, and no payment shall be made at the Effective Time with respect thereto.

     (c) Prior to the Effective Time, the Company shall use its best efforts to (i) obtain any consents from holders of the Options and (ii) make any amendments to the terms of the Company Option Plan and any Options granted thereunder that, in the case of either (i) or (ii) are necessary or appropriate to give effect to the transactions contemplated by this Section
2.04. Notwithstanding any other provisions of this Section 2.04, payment in respect of any Options may be withheld until all necessary consents are obtained.

     (d) In lieu of the cancellation of Options referred to in Section 2.04(a) hereof, prior to the Effective Time the Buyer may enter into mutually acceptable arrangements with any holder of Options providing that such holder's Options will be treated in a manner other than as provided in
Section 2.04(a); provided, however, that in no event will such holder be paid at the Effective Time an amount in cash in excess of the amount such holder would have received had such holder's Options been cancelled in accordance with Section 2.04(a).

     SECTION 2.05. Dissenting Shares. (a) Notwithstanding any other provision of this Agreement to the contrary, shares of Class A Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders (i) who shall not have voted in favor of adoption of this Agreement or consented thereto in writing and (ii) who shall be entitled to and shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL ("Dissenting Shares"), shall not be converted into or represent the right to receive the Merger Consideration unless such stockholders fail to perfect, withdraw or otherwise lose their right to appraisal. Such stockholders shall be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of the DGCL. If, after the Effective Time, any such stockholder fails to perfect, withdraws or loses its right to appraisal, such shares of Class A Stock shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificate or Certificates that formerly evidenced such shares of Class A Stock in the manner set forth in
Section 2.02.

     (b) The Company shall give Buyer prompt notice of any demands for appraisal received by it, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and relating thereto. Buyer shall direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Buyer, make any payment with respect to any demands for appraisal, or offer to settle, or settle, any such demands.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Buyer, Johnson and Liberty, subject to Section 3.17, that:

     SECTION 3.01. Organization and Qualifications; Subsidiaries. The Company and each subsidiary of the Company (a "Company Subsidiary") is a corporation, partnership or other legal entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all necessary governmental approvals, to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each Company Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a material adverse effect on the business, results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole (a "Company Material Adverse Effect").

     SECTION 3.02. Certificate of Incorporation and Bylaws. The Company has heretofore furnished or made available to Buyer a complete and correct copy of the certificate of incorporation and the bylaws or equivalent organizational documents, each as amended to the date hereof, of the Company and each Company Subsidiary. Such certificates of incorporation, bylaws and equivalent organizational documents are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any provision of its certificate of incorporation, bylaws or equivalent organizational documents.

     SECTION 3.03. Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Class A Stock, 15,000,000 shares of Class B Stock, 15,000,000 shares of Class C Stock, and 15,000,000 shares of preferred stock, par value of $.01 per share ("Preferred Stock"). As of February 28, 1998, (a) 10,066,720 shares of Class A Stock, 1,831,600 shares of Class B Stock and 4,820,000 shares of Class C Stock were outstanding, all of which were validly issued, fully paid and nonassessable; (b) no shares of Preferred Stock were issued and outstanding and no action had been taken by the Board of Directors of the Company with respect to the designation of the rights and preferences of any series of Preferred Stock;
(c) 2,781,595 shares of Class A Stock were reserved for issuance upon the exercise of outstanding stock options (the "Options") granted pursuant to the Company's 1991 Executive Stock Option Plan, as amended and restated as of August 1, 1994 and further amended as of December 1, 1995 (the "Company Option Plan"); (d) 2,839,600 shares of Class A Stock, 1,518,300 shares of Class B Stock, no shares of Class C Stock and no shares of Preferred Stock were held in the treasury of the Company; (e) no Company Subsidiary owns any shares of the Company's capital stock; (f) there are no securities of any Company Subsidiary outstanding which are convertible into or exercisable or exchangeable for capital stock of the Company; (g) 6,651,600 shares of Class A Stock were reserved for future issuance upon conversion of shares of Class B Stock and Class C Stock; and (h) 144,485 shares of Class A Stock have been reserved for issuance under the Company's 1997 Employee Stock Purchase Plan (the "ESPP"). Except as set forth above, no shares of capital stock or other voting securities of the Company have been issued, are reserved for issuance or are outstanding. Except as set forth in this Section 3.03 or in Section 3.03 of the Company's Disclosure Schedule dated as of the date hereof and attached hereto and incorporated hereby by reference (the "Company Disclosure Schedule"), there are no options, stock appreciation rights, warrants or other rights, agreements, arrangements, understandings or commitments of any character (collectively, "Rights") relating to the issued or unissued capital stock of the Company or any Company Subsidiary, or obligating the Company or any Company Subsidiary to issue, grant or sell any shares of capital stock or other equity interests in (or securities which are convertible into or exercisable or exchangeable for any such shares or equity interests in) the Company or any Company Subsidiary. Since February 28, 1998, the Company has not issued any shares of its capital stock or Rights in respect thereof, other than the issuance of shares of Class A Stock upon the exercise of the Options referred to above or in satisfaction of the Company's obligations under the ESPP. All shares of Class A Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.03 of Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Class A Stock or any capital stock of any Company Subsidiary, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person. No stock appreciation rights have been issued or granted under the Company Option Plan. Each outstanding share of capital stock of each Company Subsidiary has been duly authorized and validly issued, and is fully paid and nonassessable and is owned by the Company or another Company Subsidiary, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

     SECTION 3.04. Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the adoption of this Agreement by the holders of a majority of the aggregate voting power of the issued and outstanding shares of the Class A Stock, the Class B Stock and the Class C Stock, voting together as a single class (the "Company Stockholder Approval"), and the filing and recordation of appropriate merger documents as required by, and in accordance with, the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity. The Company represents and warrants that the limitations upon business combinations set forth in Section 203 of the DGCL ("Section 203") are not applicable to this Agreement, the Merger and the transactions contemplated by this Agreement.

     SECTION 3.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by the Company will not, (i) conflict with or violate the Company's Restated Certificate of Incorporation (the "Company Charter") or its by-laws, or the certificate of incorporation, by-laws or other equivalent organizational documents of any Company Subsidiary or (ii) except as set forth in Section 3.05 of Company Disclosure Schedule,
(x) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (y) result in any breach of or constitute a default (or an event which, with notice, lapse of time or both, would become a default) under, result in the loss of a material benefit under, or give to others any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound or affected, except, in the case of clause (ii), for any such conflicts, violations, breaches, defaults or other occurrences which (A) would not prevent or delay consummation of the Merger in any material respect or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and (B) would not, individually or in the aggregate, have a Company Material Adverse Effect.

     (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a "Governmental Entity"), except (i) for (A) any applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (B) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (C) the filing and recordation of appropriate merger and similar documents as required by the DGCL, and (D) filings under the rules and regulations of the New York Stock Exchange, Inc. and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (x) would not prevent or delay consummation of the Merger in any material respect or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and (y) would not, individually or in the aggregate, have a Company Material Adverse Effect.

     (c) The representation in this Section 3.05 is being made, with respect to any consents, approvals, authorizations or permits of, or filings or notifications to, the Federal Communications Commission (the "FCC"), based upon the assumption that Johnson will, at the Effective Time, own in excess of 50% of the outstanding capital stock of the Buyer.

     SECTION 3.06.  Compliance; Permits.  (a)  Except as set forth in
Section 3.06 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of (with or without notice, lapse of time or both) (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any Company Subsidiary or by which any of their respective properties or assets are bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of their respective properties or assets is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

     (b) The Company and the Company Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities which are material to operation of the business of the Company and the Company Subsidiaries taken as a whole (collectively, the "Company Permits"). The Company and the Company Subsidiaries are in compliance, and will be in compliance on the Closing Date, with the terms of the Company Permits, except where the failure to so comply would not, individually or in the aggregate, have a Company Material Adverse Effect.

     SECTION 3.07. SEC Filings; Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since July 31, 1995, and has heretofore made available to Buyer, in the form filed with the SEC (excluding any exhibits thereto), (i) its Annual Reports on Form 10-K, for the fiscal years ended July 31, 1995, 1996 and 1997, (ii) its Quarterly Report on Form 10-Q for the quarter ended January 31, 1998, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held on or after July 31, 1995, and (iv) all other forms, reports and other registration statements (other than Quarterly Reports on Form 10-Q not referred to in clause (ii) above and preliminary materials), including any and all amendments or supplements to any of the items referred to herein, filed by the Company with the SEC since July 31, 1995 (the forms, reports and other documents referred to in clauses (i), (ii), (iii) and (iv) above being referred to herein, collectively, as the "Company SEC Reports"). The Company SEC Reports and any forms, reports and other documents filed by the Company with the SEC after the date of this Agreement (x) were or will be prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and the rules and regulations thereunder, and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is required to file any form, report or other document with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports was prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each fairly presented the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material in amount). Since July 31, 1997, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of the Company or any Company Subsidiary.

     (c) Except (i) as set forth in Section 3.07 of the Company Disclosure Schedule, (ii) as and to the extent set forth in the Company SEC Reports filed with the SEC prior to the date of this Agreement, or (iii) since July 31, 1997, as incurred in the ordinary course of business and not in violation of this Agreement (assuming this Agreement was in effect as of July 31, 1997), the Company and the Company Subsidiaries do not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than liabilities and obligations which would not, individually or in the aggregate, have a Company Material Adverse Effect.

     SECTION 3.08. Absence of Certain Changes and Events. Except as set forth in Section 3.08 of the Company Disclosure Schedule or disclosed in any Company SEC Report filed since October 31, 1997 and prior to the date of this Agreement, since October 31, 1997, (a) the Company and the Company Subsidiaries have conducted their respective businesses only in the ordinary course and have not taken any of the actions set forth in paragraphs (a) through (n) of Section 5.01 and (b) there has not been any material adverse change in the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole.

     SECTION 3.09. Employee Benefit Plans. With respect to all the employee benefit plans, programs and arrangements maintained for the benefit of any current or former employee, officer or director of the Company or any Company Subsidiary (the "Benefit Plans"), except as set forth in Section 3.09 of the Company Disclosure Schedule or in the Company SEC Reports filed prior to the date of this Agreement: (a) none of the Benefit Plans is a multi-employer plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (b) none of the Benefit Plans promises or provides retiree medical or life insurance benefits to any person; (c) each Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Benefit Plan other than occurrences that would not, individually or in the aggregate, have a Company Material Adverse Effect; (d) each Benefit Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law; (v) neither the Company nor any Company Subsidiary has incurred any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any Benefit Plan or other retirement plan or arrangement, and no fact or event exists that could reasonably be expected to give rise to any such liability, other than any liability that would not, individually or in the aggregate, have a Company Material Adverse Effect; and (e) the Company and the Company Subsidiaries have not incurred any liability under, and have complied in all material respects with, the Worker Adjustment Retraining Notification Act, and no fact or event exists that could give rise to liability under such act, other than any liability that would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 3.09 of the Company Disclosure Schedule or the Company SEC Reports, the aggregate accumulated benefit obligations of each Benefit Plan subject to Title IV of ERISA (as of the date of the most recent actuarial valuation prepared for such Benefit Plan) do not exceed the fair market value of the assets of such Benefit Plan (as of the date of such valuation). Other than as specifically provided in Section 5.01(f), the execution and delivery of this Agreement and the consummation of the Merger will not (i) result in an acceleration of any participant's rights under the ESPP, (ii) entitle any participant to purchase a number of shares which exceeds the number of shares he would otherwise be entitled to purchase if this Agreement had not been entered into or the Merger were not to be consummated, (iii) result in additional persons becoming entitled to elect to become participants in the ESPP, or (iv) entitle any participant to increase the amount of his periodic payroll deduction amounts paid to the ESPP.

     SECTION 3.10. Taxes. (a) Except as set forth in Section 3.10 of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted, individually or in the aggregate, would not have a Company Material Adverse Effect. All returns filed by the Company and each of the Company Subsidiaries are complete and accurate in all material respects. The Company and each of the Company Subsidiaries have timely paid (or the Company has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Company SEC Reports reflect an adequate reserve for all taxes payable by the Company and the Company Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements. Except as set forth in the Company Disclosure Schedule, no deficiencies for any taxes have been proposed, asserted or assessed against the Company or any Company Subsidiary that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a Company Material Adverse Effect, and no requests for waivers of the time to assess any such taxes have been granted or are pending.

     (b) As used in this Section 3.10, the term "taxes" shall include all Federal, state, local and foreign income, franchise, alternative or add-on minimum tax, gross receipts, transfer, withholding on amounts paid to or by the Company or any Company Subsidiary, payroll, employment, license, property, sales, use, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with any interest, penalty or addition to tax attributable to such taxes.

     SECTION 3.11.  Absence of Litigation.  Except as set forth in Section
3.11 of the Company Disclosure Schedule or disclosed by the Company in the Company SEC Reports, as of the date of this Agreement there are no claims, actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against the Company or any Company Subsidiary, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, (x) that, individually or in the aggregate, would, or reasonably could be expected to, have a Company Material Adverse Effect, or (y) which seek to restrain, enjoin or delay consummation of the Merger or any of the other transactions contemplated hereby.

     SECTION 3.12. Franchises, Intellectual Property, Etc. The Company and the Company Subsidiaries collectively possess or have the right to use all franchises, intellectual property rights, licenses and other rights as are material and necessary for the conduct of the Company's business, with no known conflict with the valid rights of others which could reasonably be expected to have a Company Material Adverse Effect. No event has occurred which permits or, to the best knowledge of the Company, could reasonably be expected to permit, the revocation or termination of any such franchise, intellectual property right, license or other right, which revocation or termination could reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.13. FCC and Copyright Matters. The Company and each of the Company Subsidiaries (a) have duly and timely filed all filings which are required to be filed by it under the Communications Act of 1934, as amended (the "Communications Act"), and (b) are in all material respects in compliance with the Communications Act, including, without limitation, the rules and regulations of the FCC. The Company and each of the Company Subsidiaries has recorded or deposited with and paid to the United States Copyright Office, the Register of Copyrights and the Copyright Royalty Tribunal all notices, statements of account, royalty fees and other documents and instruments required under Title 17 of the United States Code, as amended (the "Copyright Act"), other than where the failure to have done any of the foregoing would not, individually or in the aggregate, result in a Company Material Adverse Effect, and, to the best knowledge of the Company, neither the Company nor any of the Company Subsidiaries is liable to any person for copyright infringement under the Copyright Act as a result of its business operations.

     SECTION 3.14. Opinion of Financial Advisor. Goldman, Sachs & Co. has delivered its opinion to the effect that, as of the date hereof, the consideration to be received by the stockholders of the Company (other than Johnson, Liberty and their respective affiliates) pursuant to the Merger is fair to such stockholders from a financial point of view.

     SECTION 3.15. Board Approval. The Board of Directors of the Company, based on the recommendation of the Special Independent Committee of the Board of Directors of the Company (the "Special Committee"), at a meeting duly called and held, unanimously (a) determined that this Agreement and the Merger are fair to and in the best interests of the Company's stockholders (other than Johnson, Liberty and their respective affiliates),
(b) approved this Agreement, the Merger and the other transactions contemplated hereby, and (c) resolved to recommend adoption of this Agreement by the Company's stockholders.

     SECTION 3.16. Brokers. No broker, finder or investment banker (other than Goldman, Sachs & Co.) is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Buyer a complete and correct copy of all agreements between the Company and Goldman, Sachs & Co. as of the date hereof pursuant to which such firm would be entitled to any payment relating to the Merger and the other transactions contemplated hereby.

     SECTION 3.17. No Actual Knowledge. The representations and warranties in this Article III are subject to the following: As of the date of execution of this Agreement, based upon his actual knowledge as an officer of the Company, Johnson is not aware (a) of any representation or warranty of the Company set forth in this Article III which is not true and correct or (b) of any facts or circumstances which could reasonably be expected to result in any such representation or warranty being untrue or incorrect, in each case, where such failure of any representations or warranties to be true and correct, individually or in the aggregate, would reasonably be expected to result in a Company Material Adverse Effect.


                                  ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF JOHNSON, LIBERTY AND BUYER

     Johnson hereby makes to the Company the representations and warranties set forth below in Sections 4.01 through 4.02.

     SECTION 4.01. Authority Relative to This Agreement. Johnson has all necessary power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Johnson and the consummation by Johnson of the transactions contemplated hereby have been duly and validly authorized by all necessary action and no other proceedings on the part of Johnson are necessary to authorize this Agreement or to consummate such transactions (other than the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by Johnson and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Johnson, enforceable against him in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity.

     SECTION 4.02. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Johnson do not, and the performance of the transactions contemplated hereby by Johnson will not,
(i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Johnson or by which any property or asset of Johnson is bound or affected, or (ii) assuming the release or waiver of certain security interests and other restrictions encumbering certain shares of Common Stock beneficially owned by Johnson to be obtained in connection with the receipt of the financing for the Merger, result in any breach of or constitute a default (or an event which, with notice, lapse of time or both, would become a default) under, result in the loss of a material benefit under or give to others any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Johnson pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or any other instrument or obligation to which Johnson is a party or by which his property or assets are bound or affected, except in the case of clauses (i) and (ii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay consummation of the Merger in any material respect or otherwise prevent Johnson from performing his obligations under this Agreement in any material respect.

     (b) The execution and delivery of this Agreement by Johnson do not, and the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by Johnson will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) any applicable requirements of the Exchange Act, (B) the pre-merger notification requirements of the HSR Act and (C) the filing and recordation of appropriate merger and similar documents as required by the DGCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect or otherwise prevent Johnson from performing his obligations under this Agreement in any material respect.

     Liberty hereby makes to the Company the representations and warranties set forth below in Sections 4.03 through 4.06:

     SECTION 4.03. Organization and Qualification. Liberty is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Liberty is duly qualified or licensed and in good standing to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a material adverse effect on the business, results of operations or financial condition of Liberty and its subsidiaries, taken as a whole (a "Liberty Material Adverse Effect").

     SECTION 4.04. Certificate of Incorporation and Bylaws. Liberty has heretofore made available to the Company a complete and correct copy of its certificate of incorporation and bylaws, each as amended to the date hereof. Such certificate of incorporation and bylaws are in full force and effect.

     SECTION 4.05. Authority Relative to This Agreement. Liberty has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Liberty and the consummation by Liberty of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Liberty are necessary to authorize this Agreement or to consummate such transactions (other than the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by Liberty and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Liberty, enforceable against Liberty in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity.

     SECTION 4.06. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Liberty do not, and the performance of the transactions contemplated hereby by Liberty will not,
(i) conflict with or violate the certificate of incorporation or by-laws of Liberty, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Liberty or by which any property or asset of Liberty is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice, lapse of time or both, would become a default) under, result in the loss of a material benefit under or give to others any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Liberty pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or any other instrument or obligation to which Liberty is a party or by which Liberty or any property or asset of Liberty is bound or affected, except in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which (x) would not prevent or delay consummation of the Merger in any material respect or otherwise prevent Liberty from performing its obligations under this Agreement in any material respect, and (y) would not, individually or in the aggregate, have a Liberty Material Adverse Effect.

     (b) The execution and delivery of this Agreement by Liberty do not, and the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by Liberty will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) any applicable requirements, if any, of the Exchange Act and state takeover laws, (B) the pre-merger notification requirements of the HSR Act and (C) filing and recordation of appropriate merger and similar documents as required by the DGCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (x) prevent or delay consummation of the Merger in any material respect or otherwise prevent Liberty from performing its obligations under this Agreement in any material respect, and (y) would not, individually or in the aggregate, have a Liberty Material Adverse Effect.

     Buyer, Johnson and Liberty hereby make to the Company the representations and warranties set forth below in Sections 4.07 through 4.12:

     SECTION 4.07. Organization and Qualification. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Buyer is duly qualified or licensed and in good standing to do business in each jurisdiction where the character of the properties owned, leased or operate by it or the nature of its business makes such qualification or licensing necessary except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a material adverse effect on the business, results of operations or financial condition of Buyer and its subsidiaries, taken as a whole (a "Buyer Material Adverse Effect"). Since the date of its incorporation, Buyer has not engaged in any activities other than in connection with or as contemplated by this Agreement or in connection with arranging any financing required to consummate Transactions. Buyer does not have any operating subsidiaries.

     SECTION 4.08. Certificate of Incorporation and Bylaws. Buyer has heretofore made available to the Company a complete and correct copy of its certificate of incorporation and bylaws, each as amended to the date hereof. Such certificate of incorporation and bylaws are in full force and effect.

     SECTION 4.09. Authority Relative to This Agreement. Buyer has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate such transactions (other than the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity.

     SECTION 4.10. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Buyer do not, and the performance of the transactions contemplated hereby by Buyer will not, (i) conflict with or violate the certificate of incorporation or by-laws of Buyer, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Buyer or by which any property or asset of Buyer is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice, lapse of time or both, would become a default) under, result in the loss of a material benefit under or give to others any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Buyer pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or any other instrument or obligation to which Buyer is a party or by which Buyer or any property or asset of Buyer is bound or affected, except in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which (x) would not prevent or delay consummation of the Merger in any material respect or otherwise prevent Buyer from performing its obligations under this Agreement in any material respect, and (y) would not, individually or in the aggregate, have a Buyer Material Adverse Effect.

     (b) The execution and delivery of this Agreement by Buyer do not, and the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by Buyer will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) any applicable requirements, if any, of the Exchange Act, (B) the pre-merger notification requirements of the HSR Act, (C) filing and recordation of appropriate merger and similar documents as required by the DGCL, and (D) any applicable approvals of the FCC, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (x) would not prevent or delay consummation of the Merger in any material respect or otherwise prevent Buyer from performing its obligations under this Agreement in any material respect, and (y) would not, individually or in the aggregate, have a Buyer Material Adverse Effect.

     SECTION 4.11. Brokers. No broker, finder or investment banker (other than Salomon Brothers Inc) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of Buyer, Johnson or Liberty.

     SECTION 4.12. Financing. (a) Buyer has delivered to the Company a true and complete copy of a letter from The Bank of New York Company, Inc. and BNY Capital Markets, Inc. to the effect that, based upon their review of certain information provided by the Company, and subject to the qualifications and conditions set forth therein, The Bank of New York Company, Inc. and BNY Capital Markets, Inc. are highly confident, as of the date of such letter, that they, directly or through any of their affiliates, could successfully arrange and fully syndicate a secured credit facility which would provide the Buyer at the Effective Time with the Financing (as defined below).

     (b) In addition, Buyer shall use its reasonable efforts to obtain by May 15, 1998 (subject to reasonable extension, consent to which will not be unreasonably withheld) a firm commitment by an appropriate financial source to provide the Financing, subject only to customary conditions in transactions of this type. If any portion of the Financing represented by such commitment thereafter becomes unavailable, Buyer will promptly notify the Company and will also use its reasonable efforts to obtain the Financing from another source or sources, on and subject to the same terms and conditions as the portion of the Financing that has become unavailable, in order to consummate the transactions contemplated hereby. If Buyer is unable to obtain a financing commitment by the date specified herein (as such date may be extended), the Company may, at its option, terminate this Agreement, and neither Buyer nor the Company shall have any further obligations hereunder.


                                   ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 5.01. Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, unless Buyer, Johnson or Liberty shall have consented, neither the Company nor any Company Subsidiary shall, except as set forth in Section 5.01 of the Company Disclosure Schedule:

     (a) conduct its business in any manner other than in the ordinary course of business consistent with past practice;

     (b) amend or propose to amend its certificate of incorporation or by-laws;

     (c) (i) authorize for issuance, issue, grant, sell, pledge, redeem or acquire for value any of its or their securities, including options, warrants, commitments, stock appreciation rights, subscriptions, rights to purchase or otherwise (other than the issuance of equity securities upon the conversion of outstanding convertible securities or in connection with any dividend reinvestment plan or any Benefit Plan with an employee stock fund or employee stock ownership plan feature, consistent with applicable securities laws, or the exercise of options or warrants outstanding as of the date of this Agreement and in accordance with the terms of such options or warrants in effect on the date of this Agreement) or (ii) sell, pledge or otherwise dispose of any material assets, except for sales of assets in the ordinary course of business;

     (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property, or otherwise, with respect to any of its capital stock, except dividends declared and paid by a wholly-owned Company Subsidiary only to the Company, or subdivide, reclassify, recapitalize, split, combine or exchange any of its shares of capital stock;

     (e) incur, assume or become obligated with respect to any material amount of indebtedness for borrowed money or make any loans or advances, except borrowings under existing bank lines of credit in the ordinary course of business;

     (f) increase the compensation payable or to become payable to its executive officers or employees, except for increases in the ordinary course of business in accordance with past practices, or grant any severance or termination pay to or enter into any employment or severance agreement with any of its director or executive officer, or establish, adopt, enter into or amend in any material respect or take action to accelerate any rights or benefits under any collective bargaining agreement or any employee benefit plan, agreement or policy; provided, however, that the Company shall be permitted to (i) amend the ESPP to provide that the first Investment Date (as defined in the ESPP) scheduled to occur following the Effective Time will be accelerated so that such Investment Date will occur immediately prior to the Effective Time, (ii) terminate the ESPP immediately following such Investment Date and simultaneous with the Effective Time and refund any unused payroll deductions then held by the ESPP to the appropriate ESPP participants, and (iii) amend or modify the Company's incentive plans set forth in Section 5.01(f) of the Company Disclosure Schedule in such manner as is reasonably necessary to preserve the rights of the participants in such plans, including, without limitation, amending such incentive plans to provide for any pay-out of awards under such plans prior to the Effective Time; provided, that Buyer shall have consented in writing to any such amendment or modification referred to in clauses (i), (ii) to (iii) above, such consent not to be unreasonably withheld.

     (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including tax accounting policies and procedures);

     (h) acquire by merger or consolidation, or by purchase of assets, or by any other manner, any material business;

     (i) mortgage or otherwise encumber or subject to any lien any of its properties or assets, except for liens in connection with indebtedness incurred as permitted by clause (e) above;

     (j) take any action that would, or could reasonably be expected to result in, any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger set forth in Article VII not being satisfied;

     (k) make any tax election or settle or compromise any income tax liability material to the Company and the Company Subsidiaries, taken as a whole;

     (l) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Reports, or incurred in the ordinary course of business consistent with past practice;

     (m) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby; or

     (n) authorize any of, or commit or agree to take any of, the foregoing actions.


                                  ARTICLE VI

                             ADDITIONAL COVENANTS

     SECTION 6.01. Access to Information; Confidentiality. (a) From the date hereof to the Effective Time, the Company shall (and shall cause the Company Subsidiaries and the officers, directors, employees, auditors and agents of the Company and each of the Company Subsidiaries to) afford the officers, employees and agents of Buyer (the "Buyer Representatives") reasonable access at all reasonable times to its officers, employees, agents, properties, offices, plants and other facilities, books and records, and shall furnish such Buyer Representatives with all financial, operating and other data and information as may from time to time be reasonably requested. All information obtained will be subject to the Confidentiality Agreement, dated as of October 2, 1997, between the Company, Johnson and Liberty (the "Confidentiality Agreement").

     (b) No investigation pursuant to this Section 6.01 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

     SECTION 6.02. Proxy Statement; Schedule 13E-3. (a) As soon as practicable after the date of this Agreement, the Company shall prepare and file with the SEC a proxy statement, in form and substance reasonably satisfactory to the Buyer, relating to the meeting of the Company's stockholders to be held in connection with the Merger (together with any amendments thereof or supplements thereto, the "Proxy Statement"). Each of Johnson, Liberty and Buyer shall furnish to the Company such information concerning himself or itself as the Company may reasonably request in connection with the preparation of the Proxy Statement. The Proxy Statement will comply in all material respects with applicable federal securities laws, except that no representation is made by the Company with respect to information supplied by Johnson, Liberty or Buyer for inclusion in the Proxy Statement. As promptly as practicable after the Proxy Statement has been cleared by the SEC, the Company shall mail the Proxy Statement to its stockholders. The Proxy Statement shall include the opinion of Goldman Sachs referred to in Section 3.14 hereof.

     (b) The information provided by each of the Company, Buyer, Liberty and Johnson for use in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company or (ii) the time of the Company stockholders' meeting contemplated by such Proxy Statement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to any party hereto, or their respective officers or directors, should be discovered by such party which should be set forth in an amendment or a supplement to the Proxy Statement, such party shall promptly inform the Company and Buyer thereof and take appropriate action in respect thereof.

     (c) As soon as practicable after the date of this Agreement, Johnson, Liberty, Buyer and the Company shall file with the SEC a Rule 13E-3 Transaction Statement on Schedule 13E-3 ("Schedule 13E-3"), with respect to the Merger. Each of the parties hereto agrees to use its reasonable best efforts to cooperate and to provide each other with such information as any of such parties may reasonably request in connection with the preparation of the Schedule 13E-3. Each party hereto agrees promptly to supplement, update and correct any information provided by it for use in the Schedule 13E-3 if and to the extent that it is or shall have become incomplete, false or misleading.

     SECTION 6.03. Action by Stockholders. Except as otherwise required by the fiduciary duties of the Board of Directors of the Company (as determined in good faith by the Board following the receipt of written advice of the Company's outside legal counsel to such effect), (a) the Company, acting through its Board of Directors, shall, in accordance with applicable law, the Company Charter and the Company's bylaws, duly call, give notice of, convene and hold a special meeting of stockholders (the "Company Stockholders' Meeting") as soon as practicable after the date of this Agreement for the purpose of adopting this Agreement and (b) the Company will, through the Board of Directors based on the recommendation of the Special Committee, (i) recommend to its stockholders the adoption of this Agreement, and (ii) use its best efforts to obtain the Company Stockholder Approval. Johnson, Liberty and Buyer shall vote all shares of Class A Stock, Class B Stock and Class C Stock owned by them in favor of the adoption of this Agreement.

     SECTION 6.04. No Solicitation. (a) The Company shall immediately cease any existing discussions or negotiations with any parties conducted heretofore with respect to any acquisition of all or any material portion of the assets of, or any equity interest in, the Company or any of the Company Subsidiaries, or any business combination with the Company or any of the Company Subsidiaries. The Company shall not, nor shall it permit any of the Company Subsidiaries, or its or their respective officers, directors, employees, agents or representatives (including, without limitation, any investment banking firm, attorney or accountant retained by
it) to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to an Alternative Transaction (as defined below), engage in any discussions or negotiations concerning, or provide to any other person any information or data relating to the Company or any of the Company Subsidiaries for the purposes of, or otherwise cooperate in any way with or assist or participate in, facilitate or encourage, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to the stockholders of the Company) which constitutes, or could reasonably be expected to lead to, a proposal or offer to seek or effect an Alternative Transaction, or agree to or endorse any Alternative Transaction; provided, however, that, at any time prior to obtaining the Company Stockholder Approval, the Company may (subject to compliance with the penultimate sentence of this Section 6.04(a)), in response to a bona fide unsolicited written inquiry, proposal or offer with respect to an Alternative Transaction (x) furnish information with respect to the Company and the Company Subsidiaries to the person making such inquiry, proposal or offer subject to a confidentiality agreement having terms no less favorable to the Company than those contained in the Confidentiality Agreement, and (y) participate in negotiations concerning such Alternative Transaction, if, before furnishing such information or engaging in such negotiations, the Board of Directors of the Company determines in good faith (i) following the receipt of written advice of its financial advisor, that the inquiry, proposal or offer is reasonably likely to result in a proposal for an Alternative Transaction which is (A) more favorable to the Company's stockholders than the transaction contemplated hereby and (B) capable of consummation, or
(ii) following the receipt of written advice of outside legal counsel, that it is required to do so in order to comply with its fiduciary duties. "Alternative Transaction" means a transaction or series of related transactions (other than the transactions contemplated by this Agreement) resulting in (i) any change of control of the Company, (ii) any merger or consolidation of the Company in which another person acquires beneficial ownership of 25% or more of the aggregate voting power of all voting securities of it or the surviving corporation, as the case may be, (iii) any tender offer or exchange offer for, or any acquisitions of, any securities of the Company which, if consummated, would result in another person beneficially owning 25% or more of the aggregate voting power of all voting securities of it, or (iv) any sale or other disposition of assets of the Company or any of the Company Subsidiaries if the Fair Market Value (as defined below) of such assets exceeds 25% of the aggregate Fair Market Value of the assets of the Company and the Company Subsidiaries, taken as a whole before giving effect to such sale or other disposition. The "Fair Market Value" of any assets or securities shall mean the fair market value of such assets or securities as determined by the Board of Directors of the Company in good faith. Prior to furnishing any information or participating in any negotiations with regard to an Alternative Transaction, the Company shall notify Buyer immediately of such inquiry, proposal or offer received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, the Company, any of its subsidiaries or any of the Company's or any subsidiary's directors, officers, employees, agents or representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any such inquiry, proposal or offer. The Company agrees that it will keep Buyer informed, on a current basis, of the status and terms of any such inquiries, proposals or offers.

     (b) Nothing in this Section 6.04 shall (i) permit the Company to enter into any agreement with respect to an Alternative Transaction during the term of this Agreement (it being agreed that during the term of this Agreement the Company shall not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Transaction, other than a confidentiality agreement in customary form upon terms and conditions no more favorable to such third party than the terms and conditions contained in the Confidentiality Agreement), or (ii) affect any other obligation of the Company under this Agreement.

     SECTION 6.05. Directors' and Officers' Indemnification. (a) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless, to the same extent and upon the terms and conditions provided in the Company Charter or the Company's Bylaws, each as in effect on the date hereof, and in each case to the full extent permitted under the DGCL, the present and former officers and directors of the Company (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts paid in settlement with the approval of the Surviving Corporation (which approval shall not unreasonably be withheld) in connection with any claim, action, suit, proceeding or investigation based in whole or in part on the fact that such person is or was a director or officer of the Company and arising out of actions or omissions occurring in connection with the transactions contemplated by this Agreement.

     (b) The Surviving Corporation shall maintain in effect for not less than six (6) years from the Effective Time the policies of the directors' and officers' liability insurance most recently maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous for so long as such substitution does not result in gaps or lapses in coverage) with respect to matters occurring prior to the Effective Time to the extent available; provided, however, that (i) in no event shall the Surviving Corporation be required to expend more than an amount per year equal to 150% of current annual premiums paid by the Company (the "Premium Amount") to maintain or procure insurance coverage pursuant hereto and (ii) in the event the Surviving Corporation is unable to obtain the insurance called for by this Section 6.05(b), the Surviving Corporation will obtain as much comparable insurance as is available for the Premium Amount per year.

     (c) This Section 6.05 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives, and shall be binding on the Surviving Corporation and its respective successors and assigns.

     SECTION 6.06. Notification of Certain Matters. The Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (b) any failure of the Company or Buyer (or Johnson or Liberty), as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 6.07.  Further Action; Best Efforts.

     (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall (i) make promptly its respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger and the other transactions contemplated hereby, and
(ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations or otherwise to consummate and make effective the Merger and the other transactions contemplated hereby, including, without limitation, using its reasonable best efforts to obtain (x) the Financing and (y) all licenses, permits, waivers, orders, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with the Company and the Company Subsidiaries as are necessary for the consummation of the Merger and the other transactions contemplated hereby.

     (b) Notwithstanding the provisions of Section 6.07(a), nothing contained in this Agreement shall obligate Tele-Communications, Inc. ("TCI"), Liberty or any of their subsidiaries (collectively, the "Liberty Group") to take any action to consummate the Merger and the other transactions contemplated hereby, the consummation of which is dependent or conditioned on the receipt of any governmental or regulatory approval or consent, in the event that the approval or consent so received specifically includes conditions or restrictions in addition to those imposed by laws and regulations of general applicability as in effect from time to time (including conditions in addition to those imposed by existing laws and regulations which require the prior approval of any governmental or regulatory agency to the taking of any action or the consummation of any transaction), the direct or indirect effect of which is or would be, to restrict, limit or otherwise subject to penalty the members of the Liberty Group in the ownership of their respective assets or the conduct of their respective businesses. For purposes of the foregoing, a condition, restriction or limitation arising out of any such approval or consent shall be deemed to be a restriction or limitation on the members of the Liberty Group (regardless of whether such member is a party to or otherwise legally obligated by such consent or approval) to the extent that the taking of an action or the consummation of a transaction by such member of the Liberty Group would result in any member of the Liberty Group, the Company or any Company Subsidiary being in breach or violation of such consent or approval or otherwise causing such consent or approval to terminate or expire.

     (c) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

     SECTION 6.08. Public Announcements. Buyer and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law, regulation or any listing agreement or arrangement to which the Company, Buyer or a member of the Liberty Group is a party with a national securities exchange or the Nasdaq Stock Market if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

     SECTION 6.09. Conveyance Taxes. Buyer and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.


                                  ARTICLE VII

                              CLOSING CONDITIONS

     SECTION 7.01. Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

     (a) Stockholder Approval. In addition to the obtaining of the Company Stockholder Approval, this Agreement shall have been approved and adopted by the affirmative vote of a majority of the voting power of the shares owned by stockholders of the Company other than Johnson, Liberty or any of their respective controlled affiliates.

     (b) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or the other transactions contemplated by this Agreement; provided, however, that the parties shall use their reasonable best efforts (subject to Section 6.07) to cause any such decree, judgment, injunction or other order to be vacated or lifted.

     (c) HSR Act. Any waiting period applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or the Federal Trade Commission challenging or seeking to enjoin the consummation of the Merger, which action shall not have been withdrawn or terminated.

     SECTION 7.02. Additional Conditions to Obligations of Buyer. The obligation of Buyer to effect the Merger is are also subject to satisfaction or waiver of the following conditions:

     (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement, without giving effect to any notification to Buyer delivered pursuant to Section 6.06, shall, if qualified by materiality, be true and correct, and if not so qualified, be true and correct in all material respects, in each case as of the Effective Time as though made on and as of the Effective Time, except
(i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date.

     (b) Agreement and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.

     (c) Consents Under Agreements. The Company shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the Merger under all loan or credit agreements, notes, mortgages, indentures, leases or other agreements or instruments to which it or any of the Company Subsidiaries is a party or is otherwise bound or obligated, except those for which failure to obtain such consents and approvals would not have or give rise to a Company Material Adverse Effect.

     (d) Financing. Buyer shall have obtained sufficient funds (i) to pay the Merger Consideration, refinance or finance certain indebtedness of the Company, Black Entertainment Television, Inc., a wholly owned subsidiary of the Company, Buyer, and certain principals of Buyer, and pay all expenses in connection with the transactions contemplated hereby, and (ii) for general corporate purposes (the "Financing"), on terms reasonably satisfactory to Buyer, and the proceeds of such Financing shall have been received by or made immediately available to Buyer at or immediately prior to the Closing.

     (e) No Litigation. There shall not be (x) pending or threatened any suit, action or proceeding by any Governmental Entity or (y) pending any suit, action or proceeding by any other person, in any case, before any court or governmental authority, agency or tribunal, domestic or foreign
(i) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from the Company, Buyer, Johnson or Liberty any damages, (ii) seeking to prohibit or limit the ownership or operation by Buyer, Johnson or Liberty of any material portion of the business or assets of the Company or any of the Company Subsidiaries, or to compel the Company or any the Company Subsidiaries to dispose of or hold separate any material portion of its business or assets as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Johnson or Liberty to acquire or hold, or exercise full rights of ownership of, any shares of Common Stock, including, without limitation, the right to vote the Common Stock owned by him or it on all matters properly presented to the stockholders of the Company, (iv) seeking material damages, (v) seeking to prohibit Johnson or Liberty from effectively controlling in any material respect the business or operations of the Company or the Company Subsidiaries, or (vi) which otherwise is reasonably likely to have a Company Material Adverse Effect.

     (f) Dissenting Shares. On the Closing Date, Dissenting Shares shall aggregate no more than 10% of the then outstanding shares of Class A Stock not owned by Johnson, Liberty or their respective controlled affiliates.

     (g) Officer's Certificate. Buyer shall have received a certificate of an appropriate officer of the Company to the effect that the conditions set forth in Section 7.02(a), (b), (c), (e) and (f) have been satisfied at the Effective Time.

     SECTION 7.03. Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver of the following conditions:

     (a) Representations and Warranties. Each of the representations and warranties of the Buyer, Johnson and Liberty contained in this Agreement, without giving effect to any notification to the Company delivered pursuant to Section 6.06, shall, if qualified by materiality, be true and correct, and if not so qualified, be true and correct in all material respects, in each case as of the Effective Time as though made on and as of the Effective Time, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date.

     (b) Agreement and Covenants. Buyer, Johnson and Liberty shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it or him at or prior to the Effective Time.

     (c) Officer's Certificate. The Company shall have received a certificate of an appropriate officer of Buyer to the effect that the conditions set forth in Section 7.03(a) and (b) have been satisfied at the Effective Time.


                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of the Company:

     (a)  by mutual consent of the Company and Buyer;

     (b) by Buyer upon a material breach of any covenant or agreement on the part of the Company set forth in this Agreement which has not been cured, or if any representation or warranty of the Company shall have become untrue in any material respect, in either case such that such breach or untruth is incapable of being cured by September 30, 1998;

     (c) by the Company (i) upon a material breach of any covenant or agreement on the part of Buyer, Johnson or Liberty set forth in this Agreement which has not been cured, or if any representation or warranty of the Company, Johnson or Liberty shall have become untrue in any material respect, in either case such that such breach or untruth is incapable of being cured by September 30, 1998 or (ii) as provided in Section 4.12(b);

     (d) by either Buyer or the Company, if any permanent injunction, order, decree, ruling or other action by any Governmental Entity preventing the consummation of the Merger shall have become final and nonappealable;

     (e) by either Buyer or the Company, if the Merger shall not have been consummated before September 30, 1998 (provided that the right to terminate this Agreement under this Section 8.01(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date);

     (f) by Buyer if: (i) the Board of Directors of the Company (or any committee thereof) shall withdraw, modify or change its recommendation so that it is not in favor of this Agreement or the Merger or shall have resolved to do any of the foregoing; (ii) the Board of Directors of the Company shall have recommended or resolved to recommend to its stockholders an Alternative Transaction; or (iii) the stockholder approval required pursuant to Section 7.01(a) shall not have been obtained by September 15, 1998.

     The right of any party hereto to terminate this Agreement pursuant to this Section 8.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

     SECTION 8.02.  Effect of Termination.  Except as provided in Section
8.05 or Section 9.01(b), in the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability on the part of any party hereto, or any of their respective officers or directors, to the other and all rights and obligations of any party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the wilful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 8.03. Amendment. Before or after adoption of this Agreement by the stockholders of the Company, this Agreement may be amended by the parties hereto at any time prior to the Effective Time; provided, however, that (a) any such amendment shall have been approved by the Special Committee and (b) after adoption of this Agreement by the stockholders of the Company, no amendment which under applicable law may not be made without the approval of the stockholders of the Company may be made without such approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.04. Waiver. At any time prior to the Effective Time, either the Company, on the one hand, or Buyer, on the other, may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby and, with respect to extensions or waivers granted by the Company, if the Special Committee shall have approved such waiver or extension.

     SECTION 8.05. Fees, Expenses and Other Payments. (a) Subject to paragraph (b) of this Section 8.05, all costs and expenses (including any expenses related to any claims or litigation in connection with the transactions contemplated by this Agreement, or any settlement thereof), including, without limitation, fees and disbursements of counsel, financial advisors and accountants and other out-of-pocket expenses, incurred or to be incurred by the parties hereto in connection with the transactions contemplated hereby (with respect to such party, its "Expenses"), shall be borne solely and entirely by the party which has incurred such costs and expenses; provided, however, that all costs and expenses related to printing and mailing the Proxy Statement shall be borne by the Company.

     (b) The Company agrees that if this Agreement shall be terminated by Buyer pursuant to Section 8.01(b) or (f), then the Company will, subject to its receipt of reasonable supporting documentation, pay to Buyer, Johnson and Liberty their reasonable Expenses incurred or to be incurred in connection with the transactions contemplated by this Agreement. Any payment required to be made pursuant to this paragraph (b) shall be made as promptly as practicable but not later than two business days after termination of this Agreement and, in any such case, shall be made by wire transfer of immediately available funds to an account designated by Buyer.


                                  ARTICLE IX

                              GENERAL PROVISIONS

     SECTION 9.01. Effectiveness of Representations, Warranties and Agreements. (a) Except as set forth in Section 9.01(b), the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

     (b) The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Articles I, II and IX and Section 6.05 shall survive the Effective Time and those set forth in the last sentence of Section 6.01(a) and Sections 8.02 and 8.05 and Article IX shall survive termination.

     SECTION 9.02. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

     (a)  If to Buyer or Johnson:

          Robert L. Johnson
          2915 Audubon Terrace, N.W.
          Washington, D.C.  20018

          with a copy to:

          Arent Fox Kintner Plotkin & Kahn
          1050 Connecticut Avenue, N.W.
          Washington, D.C.  20036-5339
          Attention:  H. Van Sinclair
          Telecopier No.:  (202) 857-6395

     (b)  If to Buyer or Liberty:

          Liberty Media Corporation
          8101 East Prentice Avenue, Suite 500
          Englewood, Colorado 80111
          Attention:  Robert R. Bennett
          Telecopier No.:  (303) 721-5434

          with a copy to:

          Baker & Botts, L.L.P.
          599 Lexington Avenue
          New York, New York 10022
          Attention:  Frederick H. McGrath
          Telecopier No.:  (212) 705-5125

     (c)  If to the Company:

          BET Holdings, Inc.
          One BET Plaza
          1900 W Plaza N.E.
          Washington, D.C. 20018-1211
          Attention:  President
          Telecopier No.:  (202) 608-2595

          with separate copies to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          1440 New York Avenue, N.W.
          Washington, D.C.  20005
          Attention:  Michael P. Rogan
                      Stephen W. Hamilton
          Telecopier No.:  (202) 393-5760

          and

          Freedman, Levy, Kroll & Simonds
          1050 Connecticut Avenue, N.W.
          Suite 825
          Washington, D.C.  20036
          Attention:  Arthur H. Bill
          Telecopier No.:  (202) 457-5151

     SECTION 9.03. Certain Definitions. For purposes of this Agreement, the term:

     (a) "affiliate" means a person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

     (b) "business day" means any day other than a day on which (i) banks in the State of New York are authorized or obligated to be closed or (ii) the SEC or The New York Stock Exchange, Inc. is closed;

     (c) "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or polices of a person or entity, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise; and

     (d) "person" means any person or any corporation, partnership, limited liability company or other legal entity.

     (e) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization.

     SECTION 9.04. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 9.06. Entire Agreement. This Agreement (together with the Exhibits, the Disclosure Schedules, the Confidentiality Agreement and the other documents delivered in connection herewith), constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

     SECTION 9.07. Assignment. This Agreement shall not be assigned by operation of law or otherwise and any purported assignment shall be null and void, provided that any of Johnson, Liberty or Buyer may assign his or its rights, but not his or its obligations, under this Agreement to any subsidiary of such person.

     SECTION 9.08. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied (other than the provisions of Section 6.05, which provisions are intended to benefit and may be enforced by the beneficiaries thereof), is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

     SECTION 9.10. Submission to Jurisdiction; Waivers. Each party hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Court of Chancery, or other courts, of the State of Delaware, and each party hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to his or its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) the defense of sovereign immunity, (b) any claim that he or it is not personally subject to the jurisdiction of the courts for any reason other than the failure to serve process in accordance with this
Section 9.10, (c) that he or it, or its property, is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (d) to the fullest extent permitted by applicable law, that
(i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     SECTION 9.11. Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.


     SECTION 9.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


     IN WITNESS WHEREOF, Johnson, Liberty, Buyer, and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                              BET HOLDINGS, INC.



                              By:  /s/ Debra Lee
                                   ------------------------------------
                              Name:    Debra Lee
                              Title:   President and Chief Operating Officer



                              /s/ Robert L. Johnson
                              -----------------------------------------
                              Robert L. Johnson


                              LIBERTY MEDIA CORPORATION



                              By:  /s/ Robert R. Bennett
                                   ------------------------------------
                              Name:   Robert R. Bennett
                              Title:  President


                              BTV ACQUISITION CORPORATION



                              By:  /s/ Robert L. Johnson
                                   ------------------------------------
                              Name:  Robert L. Johnson
                              Title: President